UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

_______________________________

Date of Report (Date of earliest event reported): December 7, 2012

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 52 630 1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 7, 2012, the Compensation Committee of the Board of Directors of Garmin Ltd. (the “Company”) approved forms of Restricted Stock Unit Award Agreements (the “Form Award Agreements”) to be used for awards of restricted stock units under the Garmin Ltd. 2005 Equity Incentive Plan, as amended and restated on June 5, 2009 and on June 27, 2010. The Form Award Agreements are materially the same as the previous form Restricted Stock Unit Award Agreements, except that they provide for awards to vest in three equal annual installments rather than in five equal annual installments as stipulated in the previous form Restricted Stock Unit Award Agreements.

The Compensation Committee approved three separate Form Award Agreements. The first is for award grantees who reside in Switzerland. The second is for award grantees who reside in Canada. The third is for award grantees who reside in countries other than Switzerland or Canada. These Form Award Agreements are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by this reference.

The description in this Form 8-K of the Form Award Agreements is qualified in its entirety by reference to the copies of the Form Award Agreements that are filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement for Swiss grantees.
10.2	Form of Restricted Stock Unit Award Agreement for Canadian grantees.
10.3	Form of Restricted Stock Unit Award Agreement for non- Swiss and non-Canadian grantees.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: December 10, 2012	/s/ Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement for Swiss grantees.
10.2	Form of Restricted Stock Unit Award Agreement for Canadian grantees.
10.3	Form of Restricted Stock Unit Award Agreement for non- Swiss and non-Canadian grantees.

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